NEWS
RELEASE

IMMEDIATE RELEASE

Strattec Transformation Continues to Deliver Strong Cash Generation;
Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027

•
Strong balance sheet with $111.8 million in cash and no debt at quarter end
•
Financial strength enables continued investment in transformation, $5.0 million return of cash in the quarter to shareholders through purchase of 67,904 shares as well as pursuit of strategic growth
•
First quarter net sales were $147.2 million, compared with $152.4 million in the prior year
•
Net income attributable to Strattec of $4.8 million, or $1.19 per diluted share, compared with $8.5 million, or $2.07 per diluted share, in the prior-year period; adjusted diluted EPS1 was $1.85, compared with $2.22
•
Adjusted EBITDA1 of $13.5 million, or 9.2% of net sales, compared with $15.6 million, or 10.2% of net sales, in the prior-year period

MILWAUKEE, WI, October 29, 2026 — Strattec (Nasdaq: STRT), a global provider of highly engineered access solutions for the automotive and mobility industries, today reported financial results for its first quarter of fiscal 2027, which ended September 27, 2026.

Jennifer Slater, President and CEO of Strattec, said, “Our first quarter financial results demonstrate the impact of our transformation efforts, which enabled us to achieve a 9.2% adjusted EBITDA margin on $147.2 million in net sales. We continue to improve our cost structure through targeted operational initiatives. During the quarter, we took actions in our Mexico operations that are expected to generate $1.3 million in annualized savings. We believe there remain meaningful opportunities to reduce costs through supply chain improvements and automation which we expect to support margin improvement and strengthen our competitive position.”

She added, “Importantly, the strength of our balance sheet provides us the flexibility to invest in our business while also returning capital to shareholders and pursuing strategic growth opportunities. We have an active acquisition funnel that we believe could advance our long-term strategy. Concurrently, we have remained focused on improving the performance of our operations and driving transformational change.”

FY 2027 First Quarter Financial Summary
(compared with prior-year period, except where otherwise noted)

Net sales were $147.2 million, a decrease of $5.2 million, or 3%. Pricing of $1.0 million somewhat offset the $6.2 million impact of lower customer production volumes.

Gross profit was $24.3 million, compared with $26.3 million in the prior-year period, and gross margin contracted 80 basis points to 16.5%. Pricing, $0.9 million in restructuring savings, lower overhead costs and better mix were more than offset by the impact of lower volume, elevated premium freight and annual labor cost increases. Unfavorable foreign currency exchange rates of $1.4 million had a 90 basis point negative impact to gross margin. Sequentially, gross margin improved from 15.6% in the fourth quarter of fiscal 2026 to 16.5% in the first quarter, on lower sales demonstrating continued progress with the transformation.

Selling, administrative and engineering (“SAE”) expenses were $17.9 million, or 12.2% of sales, compared with $15.9 million, or 10.4% of sales, in the prior-year period. The increase was due to
$2.4 million in business development expenses. Excluding business development, business transformation and

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

3333 WEST GOOD HOPE ROAD MILWAUKEE, WI 53209	414.247.3333 WWW.STRATTEC.COM	NASDAQ: STRT

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

executive transition costs, adjusted SAE1 was $15.0 million, or 10.2% of sales, in line with the Company’s target of SAE being 10% to 11% of sales.

Interest income increased $0.1 million to $1.0 million on higher cash balances, while interest expense declined $0.1 million as the Company had no outstanding bank borrowings. Other expense, net was $0.2 million, compared with $0.3 million in the prior-year period.

The effective tax rate was 26.2%, compared with 21.6% in the prior-year period. The higher effective tax rate primarily reflects discrete tax items. Net income attributable to non-controlling interest was
$0.5 million, compared with less than $0.1 million in the prior-year period.

Net income attributable to Strattec was $4.8 million, or $1.19 per diluted share, compared with $8.5 million, or $2.07 per diluted share, in the prior-year period. On an adjusted basis, first quarter fiscal 2027 net income attributable to Strattec was $7.5 million, or $1.85 per diluted share, compared with $9.2 million, or $2.22 per diluted share, in the prior-year period. Adjusted EBITDA for the quarter was $13.5 million, or 9.2% of net sales, compared with $15.6 million, or 10.2% of net sales, in the prior-year period.

Business Development Efforts

The Company maintains an active acquisition funnel of strategic opportunities designed to diversify its customers and geographies, increase the scale of its operations and enhance its product offerings within Permission, Motion and Hold. During the first quarter of fiscal 2027, the Company incurred $2.4 million of business development expenses, primarily related to advancing and evaluating these inorganic growth opportunities. Additional acquisition-related expenses may be incurred in subsequent periods, with the amount and timing dependent on the progress of acquisition activities.

Financial Flexibility with Strong Balance Sheet

Cash provided by operating activities was $10.8 million in the first quarter of fiscal 2027, compared with $11.3 million in the prior-year period. During the quarter, the Company repurchased 67,904 shares of common stock for $5.0 million, leaving $35.0 million remaining available under the Company’s share repurchase authorization.

At September 27, 2026, the Company had $111.8 million in cash and cash equivalents and no debt, compared with $108.2 million in cash and cash equivalents at the end of fiscal 2026 and $90.5 million at the end of the first quarter of fiscal 2026.

First Quarter Fiscal 2027 Webcast and Conference Call

Strattec will host a conference call and webcast tomorrow, Friday, October 30, 2026, at 8:00 am Central Time/9:00 am Eastern Time, to review the financial and operating results for the period ended September 27, 2026, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning +1 (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from approximately 12:00 pm CT on the day of the call through Friday, November 13, 2026. To listen to the archived call, dial +1 (412) 317-6671 and enter replay PIN 13762673. The webcast replay will be available on the Investor Relations section of the Company’s website at investors.strattec.com, where a transcript will be posted once available.

About Strattec

Strattec is a global automotive access company that designs and delivers safe, secure, and highly engineered access solutions for the automotive and mobility industries. Built on generations of access and security engineering expertise, Strattec partners closely with OEMs to create differentiated, system‑level access experiences for end

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

consumers. Strattec’s portfolio spans the access journey from Permission, enabling secure vehicle entry through advanced mechanical and electronic systems; to Motion, delivering effortless, reliable powered access that enhances everyday usability; and through to Hold, providing precision‑engineered latching solutions that give drivers confidence through proven strength, safety, and durability trusted by OEMs worldwide.

As access becomes increasingly intelligent, connected, and central to vehicle experience, Strattec’s strategy is to expand its market share, further diversify its customers and geographic reach while becoming the most trusted access partner to drive long‑term growth across global automotive and mobility markets. For more information, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation, the Company’s ability to identify, evaluate, negotiate and complete acquisitions or other strategic transactions on acceptable terms or at all, the costs incurred in pursuing such transactions, and the Company’s ability to integrate any acquired business and realize any potential benefits should a transaction occur. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Metrics and Additional Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Strattec provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Strattec’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate Strattec’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Investor Contact:

Deborah K. Pawlowski, IRC
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Strattec Security Corporation
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	September 27, 2026	September 28, 2025
Net sales	$147,197	$152,399
Cost of goods sold	122,882	126,064
Gross profit	24,315	26,335
Gross margin	16.5%	17.3%
Selling, administrative and engineering expenses	17,892	15,888
Income from operations	6,423	10,447
Operating margin	4.4%	6.9%
Interest income	989	877
Interest expense	(37)	(156)
Other expense, net	(183)	(275)
Income before provision for income taxes and non-controlling interest	7,192	10,893
Income tax expense	1,881	2,356
Net income	5,311	8,537
Net income attributable to non-controlling interest	478	8
Net income attributable to Strattec	$4,833	$8,529

Earnings per share attributable to Strattec
Basic	$1.22	$2.10
Diluted	$1.19	$2.07

Weighted average shares outstanding:
Basic	3,970	4,054
Diluted	4,053	4,127

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Strattec Security Corporation
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share amounts)

	September 27, 2026	June 28, 2026
ASSETS
Current Assets:
Cash and cash equivalents	$111,766	$108,243
Receivables, net	95,117	99,109
Inventories, net	64,903	64,310
Pre-production costs	5,072	6,489
Value-added tax recoverable	9,827	10,069
Other current assets	6,251	8,053
Total current assets	292,936	296,273
Noncurrent Assets:
Property, plant and equipment, net	67,321	69,845
Deferred income taxes	16,143	16,080
Other long-term assets	5,143	5,281
Total Assets	$381,543	$387,479

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$55,113	$54,973
Accrued payroll and benefits	15,001	20,773
Value-added tax payable	7,667	7,429
Warranty reserve	5,677	6,673
Other current liabilities	13,467	12,383
Total current liabilities	96,925	102,231
Noncurrent Liabilities:
Post-employment benefits	12,800	13,350
Other noncurrent liabilities	6,760	6,401
Total Liabilities	116,485	121,982
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,738,324 issued shares at September 27, 2026 and 7,704,994 issued shares at June 28, 2026	77	77
Capital in excess of par value	107,766	107,138
Retained earnings	294,728	289,895
Accumulated other comprehensive loss	(14,352)	(14,143)
Less: treasury stock, at cost (3,807,746 shares at September 27, 2026 and 3,727,322 shares at June 28, 2026)	(150,363)	(144,321)
Total Strattec shareholders’ equity	237,856	238,646
Non-controlling interest	27,202	26,851
Total Shareholders' Equity	265,058	265,497
Total Liabilities and Shareholders' Equity	$381,543	$387,479

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

s

Strattec Security Corporation
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	September 27, 2026	September 28, 2025
OPERATING ACTIVITIES:
Net income	$5,311	$8,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,492	3,785
Foreign currency transaction (gain) loss	(194)	671
Unrealized loss (gain) on peso forward contracts	1,425	(293)
Stock-based compensation expense	618	669
Other, net	272	316
Change in operating assets and liabilities
Receivables	3,934	(574)
Inventories	(593)	3,109
Prepaids and other assets	2,239	3,804
Accounts payable	170	(4,817)
Accrued liabilities	(5,909)	(3,880)
Net cash provided by operating activities	10,765	11,327

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,185)	(1,529)
Net cash used in investing activities	(1,185)	(1,529)

FINANCING ACTIVITIES:
Repayment of borrowings under credit facilities	—	(3,000)
Payment for taxes withheld from stock-based awards	(1,039)	(919)
Repurchases of common stock under share repurchase program	(4,973)	—
Employee stock purchases	15	16
Net cash used in financing activities	(5,997)	(3,903)
Foreign currency impact on cash	(60)	(1)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,523	5,894

CASH AND CASH EQUIVALENTS
Beginning of period	108,243	84,579
End of period	$111,766	$90,473

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$466	$582
Interest	$—	$123
Non-cash investing activities:
Change in capital expenditures in accounts payable	$20	$13

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Strattec Security Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Fiscal 2026					Fiscal 2027
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
NET SALES:
Net Sales (GAAP)	$152,399	$137,534	$137,632	$151,827	$579,392	$147,197	$-	$-	$-	$147,197

ADJUSTED GROSS PROFIT:
Gross Profit (GAAP)	$26,335	$22,722	$22,661	$23,647	$95,365	$24,315	$-	$-	$-	$24,315
Gross Margin as a % of Net Sales	17.3%	16.5%	16.5%	15.6%	16.5%	16.5%				16.5%
Adjustments:
Restructuring and similar charges	-	91	11	(10)	92	-	-	-	-	-
Business transformation costs	-	-	138	265	403	103	-	-	-	103
Cancelled program settlements	-	-	(573)	-	(573)	-	-	-	-	-
	-	91	(424)	255	(78)	103	-	-	-	103
Adjusted Gross Profit (Non-GAAP)	$26,335	$22,813	$22,237	$23,902	$95,287	$24,418	$-	$-	$-	$24,418

Adjusted Gross Margin as a % of Net Sales	17.3%	16.6%	16.2%	15.7%	16.4%	16.6%				16.6%

ADJUSTED SELLING, ADMINISTRATIVE AND ENGINEERING EXPENSES:
Selling, administrative and engineering expenses (GAAP)	$15,888	$17,860	$17,615	$17,479	$68,842	$17,892	$-	$-	$-	$17,892
Selling, administrative and engineering expenses as a % of Net Sales	10.4%	13.0%	12.8%	11.5%	11.9%	12.2%				12.2%
Adjustments:
Restructuring and similar charges	-	(1,570)	(430)	44	(1,956)	-	-	-	-	-
Executive transition costs	(136)	(88)	(423)	(240)	(887)	(128)	-	-	-	(128)
Business transformation costs	(514)	(994)	(822)	(796)	(3,126)	(360)	-	-	-	(360)
Business development costs	-	-	-	(763)	(763)	(2,368)	-	-	-	(2,368)
Cancelled program settlements	-	-	750	-	750	-	-	-	-	-
	(650)	(2,652)	(925)	(1,755)	(5,982)	(2,856)	-	-	-	(2,856)

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Adjusted Selling, administrative and engineering expenses (Non-GAAP)	$15,238	$15,208	$16,690	$15,724	$62,860	$15,036	$-	$-	$-	$15,036

Adjusted Selling, administrative and engineering expenses as a % of Net Sales	10.0%	11.1%	12.1%	10.4%	10.8%	10.2%				10.2%

ADJUSTED OPERATING INCOME:
Income from operations (GAAP)	$10,447	$4,862	$5,046	$6,168	$26,523	$6,423	$-	$-	$-	$6,423
Operating Income as a % of Net Sales	6.9%	3.5%	3.7%	4.1%	4.6%	4.4%				4.4%
Adjustments:
Restructuring and similar charges	-	1,661	441	(54)	2,048	-	-	-	-	-
Executive transition costs	136	88	423	240	887	128	-	-	-	128
Business transformation costs	514	994	960	1,061	3,529	463	-	-	-	463
Business development costs	-	-	-	763	763	2,368	-	-	-	2,368
Cancelled program settlements	-	-	(1,323)	-	(1,323)	-	-	-	-	-
	650	2,743	501	2,010	5,904	2,959	-	-	-	2,959
Adjusted Operating Income (Non-GAAP)	$11,097	$7,605	$5,547	$8,178	$32,427	$9,382	$-	$-	$-	$9,382

Adjusted Operating Income as a % of Net Sales	7.3%	5.5%	4.0%	5.4%	5.6%	6.4%				6.4%

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Strattec Security Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Fiscal 2026					Fiscal 2027
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
ADJUSTED EBITDA:
Net income attributable to Strattec (GAAP)	$8,529	$4,947	$3,240	$3,882	$20,598	$4,833	$-	$-	$-	$4,833
Net income (loss) attributable to non-controlling interest	8	696	585	(264)	1,025	478	-	-	-	478
Income tax expense	2,356	1,699	1,282	6,002	11,339	1,881	-	-	-	1,881
Other (income) expense, net	275	(1,691)	748	(2,630)	(3,298)	183	-	-	-	183
Interest income	(877)	(885)	(879)	(859)	(3,500)	(989)	-	-	-	(989)
Interest expense	156	96	70	37	359	37	-	-	-	37
Income from operations	10,447	4,862	5,046	6,168	26,523	6,423	-	-	-	6,423

Adjustments:
Depreciation	$3,785	$3,893	$3,772	$3,635	$15,085	$3,492	$-	$-	$-	$3,492
Non-cash stock-based compensation	669	1,125	811	700	3,305	618	-	-	-	618
Restructuring and similar charges	-	1,305	424	(30)	1,699	-	-	-	-	-
Executive transition costs	136	88	423	240	887	128	-	-	-	128
Business transformation costs	514	994	960	1,061	3,529	463	-	-	-	463
Business development costs	-	-	-	763	763	2,368	-	-	-	2,368
Cancelled program settlements	-	-	(1,323)	-	(1,323)	-	-	-	-	-
	5,104	7,405	5,067	6,369	23,945	7,069	-	-	-	7,069
Adjusted EBITDA (Non-GAAP)	$15,551	$12,267	$10,113	$12,537	$50,468	$13,492	$-	$-	$-	$13,492

Adjusted EBITDA as a % of Net Sales	10.2%	8.9%	7.3%	8.3%	8.7%	9.2%				9.2%

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:

Strattec Transformation Continues to Deliver Strong Cash Generation; Generated $10.8 Million in Cash from Operations in First Quarter Fiscal 2027
October 29, 2026

Net income attributable to Strattec (GAAP)	$8,529	$4,947	$3,240	$3,882	$20,598	$4,833	$-	$-	$-	$4,833
Adjustments:
Restructuring and similar charges	570	1,165	572	49	2,356	107	-	-	-	107
Executive transition costs	136	88	423	240	887	128	-	-	-	128
Business transformation costs	514	994	960	1,061	3,529	463	-	-	-	463
Business development costs	-	-	-	763	763	2,368	-	-	-	2,368
Cancelled program settlements	-	-	(1,323)	-	(1,323)	-	-	-	-	-
Non-controlling interest impact	(196)	190	(9)	28	13	(6)	-	-	-	(6)
Tax effect on above adjustments and other discrete tax items	(383)	(335)	(139)	2,388	1,531	(392)	-	-	-	(392)
	641	2,102	484	4,529	7,756	2,668	-	-	-	2,668
Adjusted Net Income attributable to Strattec (Non-GAAP)	$9,170	$7,049	$3,724	$8,411	$28,354	$7,501	$-	$-	$-	$7,501

Weighted Average Basic Shares Outstanding	4,054	4,080	4,085	4,035	4,064	3,970	-	-	-	3,970
Weighted Average Diluted Shares Outstanding	4,127	4,131	4,141	4,091	4,122	4,053	-	-	-	4,053

Diluted earnings per share (GAAP)	$2.07	$1.20	$0.78	$0.95	$5.00	$1.19	$-	$-	$-	$1.19
Adjusted diluted earnings per share (Non-GAAP)	$2.22	$1.71	$0.90	$2.06	$6.88	$1.85	$-	$-	$-	$1.85